SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) October 22, 1998

                           Commerce Group Corp.
     ---------------------------------------------------------------
          (Exact name of registrant as specified in its charter)

       Delaware               1-7375                     39-605862
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 (State or other       (Commission File Number)           (IRS Employer
  jurisdiction of                                     Identification No.)
   incorporation)

        6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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        (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312


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Item 5.  Other Events Material Disclosure

The following discussions and actions took place at the Company's Annual Shareholders' meeting on October 16, 1998:

Commerce Group Corp. announced at its October 16, 1998 Annual
Shareholders' Meeting that the recently acquired rod mill is in operation. Commerce foresees a significant increase in revenues and profits with the addition of this rod mill.

Commerce also informed its shareholders that it anticipates processing 75% more gold ore from its San Sebastian Gold Mine located in the Republic of El Salvador, Central America. Commerce's geologists have determined that, at this mine site, there are approximately 15.4 million tons of ore which contain about 1.6 million ounces of gold. Its current cash operating cost to produce an ounce of gold is approximately U.S. $198.

Also at this meeting, shareholders approved Commerce's proposed reincorporation from a Delaware to a Wisconsin corporation by a merger into its newly-formed wholly-owned Wisconsin subsidiary. The number of authorized shares of common stock will be increased from 15 million to 50 million shares.

Shareholders were then informed that Commerce will be actively engaged in seeking a merger candidate. Currently it has several ongoing discussions with various entities.

An announcement was made relative to an oral hearing which is to be held before a Panel authorized by the National Association of Securities Dealers, Inc. Board of Governors at 4:00 p.m. on November 12, 1998 relative to delisting the Company from The Nasdaq SmallCap MarketSM because of the Company's failure to meet the minimum $1.00 bid price. The possible consequences were presented to the shareholders with a request for their opinions. A discussion took place relating to the possibility of a reverse stock split in order to meet Nasdaq's requirements in which there was a division of opinions.

This document includes certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results, and future plans and objectives of Commerce Group Corp. ("Commerce"), are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Commerce's expectations are disclosed under various sections of this and other documents filed from time to time with the United States Securities and Exchange Commission, the Boston Stock Exchange, Inc., and the National Association of Security De alers Automated Systems.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMMERCE GROUP CORP.
                              (Registrant)

                              /s/ Edward L. Machulak
Date: October 22, 1998        __________________________________________
                              By:  Edward L. Machulak, President